Exhibit 10.11

ROX FINANCIAL LP

PRIVATE PLACEMENT PURCHASE AGREEMENT

This Private Placement Purchase Agreement (the “Agreement”) is executed as of July 15, 2021, among Series A of ROX Financial LP, a protected series of a Delaware series limited partnership ( “Series A”), ROX Financial LP, a Delaware series limited partnership (“ROX LP”), and ROX Financial Inc., a Delaware corporation (“Purchaser”).

WHEREAS, Purchaser has a substantive, pre-existing relationship with the ROX LP and its affiliates;

WHEREAS, ROX LP has filed a registration statement on Form S-11(the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) in connection with a proposed initial public offering (the “IPO”) of shares associated with Series A (the “Shares”); and

WHEREAS, ROX LP and Series A desire to issue and sell, and Purchaser desires to purchase, upon the terms and conditions set forth in this Agreement, 200,000 Shares, at a purchase price per Share of $10.00 per Share (the “Private Placement Shares”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Sale and Purchase of Private Placement Shares. Simultaneously with the closing of the IPO, ROX LP and Series A shall issue and sell to Purchaser and Purchaser shall purchase from ROX LP and Series A, the Private Placement Shares in consideration of the payment by Purchaser of Two Million Dollars ($2,000,000).

2. Closing. The closing of the purchase and sale of the Private Placement Shares, including payment for and delivery of the Private Placement Shares (the “Closing”), will take place at the offices of ROX LP or ROX LP’s legal counsel concurrently with, and shall be subject to, the completion of the IPO.

3. Representations and Warranties of Series A. In connection with the issuance and sale of the Private Placement Shares, ROX LP and Series A hereby represents and warrants to Purchaser the following on the date hereof and on the date of the Closing:

a. ROX LP is a series limited partnership validly existing and in good standing under the laws of the State of Delaware. Series A is a protected series of ROX LP established in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of ROX LP and the Amended and Restated Series Designation of Series A attached as a schedule thereto (together, the “LP Agreement”). ROX LP and Series A have all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

b. All partnership or series action necessary to be taken by ROX LP or Series A to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by ROX LP or Series A in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by ROX LP and Series A. This Agreement constitutes the valid, binding and enforceable obligation of ROX LP and Series A, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The issuance and sale by ROX LP and Series A of the Private Placement Shares does not conflict with the LP Agreement, the Certificate of Limited Partnership of ROX LP as filed on January 15, 2020, with the Secretary of State of the State of Delaware or any material contract by which ROX LP, Series A or Series A’s property or assets is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to ROX LP, Series A or the Series A’s property or assets.

c. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Purchaser will have good title to the Private Placement Shares free and clear of all liens, claims and encumbrances of any kind, other than transfer restrictions hereunder, pursuant to the LP Agreement and under other agreements contemplated hereby.

d. ROX LP has a substantive, pre-existing relationship with Purchaser. ROX LP (i) did not identify or contact Purchaser through the marketing of the IPO, and (ii) was not independently contacted by Purchaser as a result of the general solicitation by means of the Registration Statement.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to ROX LP and Series A the following on the date hereof and on the date of the Closing:

a. Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act due to its status as the sole owner of the general partner of ROX LP.

b. The Private Placement Shares are being acquired for Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

c. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Purchaser has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

d. All action necessary to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by Purchaser in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The purchase by Purchaser of the Private Placement Shares does not conflict with the organizational documents of Purchaser or with any material contract by which Purchaser or its property or assets is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to Purchaser or its property or assets.

e. Purchaser understands and acknowledges that the offering of the Private Placement Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Private Placement Shares is exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D thereof and exempt from registration pursuant to applicable state securities or blue sky laws and, therefore, the Private Placement Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Private Placement Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

f. Purchaser has a substantive, pre-existing relationship with ROX LP. Purchaser (i) was not identified or contacted through the marketing of the IPOs and (ii) did not independently contact ROX LP as a result of the general solicitation by means of the Registration Statement.

g. Purchaser (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Purchaser’s prospective investment in the Private Placement Shares; (ii) has the ability to bear the economic risks of Purchaser’s prospective investment; and (iii) has not been offered the Private Placement Shares by any form of advertisement, article, notice, or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

5. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

6. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7. Legends. Each certificate, if any, representing the Private Placement Shares shall be endorsed with the following legend or a substantially similar legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and are “restricted securities” as defined in Rule 144 promulgated under the Securities Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Securities Act of 1933, as amended, or (ii) pursuant to an opinion of counsel, satisfactory to the company, that such registration or compliance is not required as to said sale, offer, or distribution.”

After the Private Placement Shares are able to be sold in accordance with Rule 144, and upon Purchaser’s request to effect the sale of the Private Placement Shares pursuant to Rule 144, ROX LP and Series A shall coordinate with the transfer agent as required for such sale and shall be responsible for the cost of a Rule 144 legal opinion to remove the above legend from those certificates.

8. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to the other (herein collectively called “Notice”) shall be in writing and delivered by e-mail, as follows:

If to ROX LP or Series A, addressed to:

ROX Financial LP

E-mail: legalnotice@roxfinancial.com

If to Purchaser, addressed to:

ROX Financial Inc.

E-mail: david.ronn@roxfinancial.com

Notice shall be effective upon actual receipt of the e-mail if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. Any party may change any e-mail address to which Notice is to be given to it by giving Notice as provided above of such change of address.

9. Entire Agreement; Amendment and Waiver. This Agreement constitutes the entire agreement between the parties with regard to the subject matters hereof and supersedes all prior agreements with respect to such subject matters. Any term of this Agreement may not be amended, waived, or discharged (either prospectively or retroactively, and either generally or in a particular instance), except by a written instrument signed by the parties hereto. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Warrant in accordance with its terms.

10. Governing Law, Forum for Dispute Resolution. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware, without regard to its provisions concerning conflicts of laws. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the Delaware Court of Chancery for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Court of Chancery, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

11. Severability. If any provision of this Agreement is held illegal or incapable of being enforced by any rule of law or public policy, all other terms of this Agreement will nevertheless remain in full force and effect to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

12. Counterparts. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts (including by .pdf), each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ROX LP:		PURCHASER:

ROX Financial LP		ROX Financial Inc.

By ROX Financial GP, its general partner

By:	/s/ Anthony Moro	By:	/s/ Effi Atad
Name: Anthony Moro		Name: Effi Atad
Title: President		Title: Chief Executive Officer

By:	/s/ David Ronn	By:	/s/ Eyal Leibovitz
Name: David Ronn		Name: Eyal Leibovitz
Title: Chief Legal Officer		Title: Chief Financial Officer

SERIES:

Series A of ROX Financial LP

By ROX Financial GP, its general partner

By:	/s/ Anthony Moro
Name: Anthony Moro
Title: President

By:	/s/ David Ronn
Name: David Ronn
Title: Chief Legal Officer

Signature Page to Private Placement Purchase Agreement